                                                                  Exhibit 10.8.4

                                MDT CORPORATION

                                      AND

                    WELLS FARGO BANK, NATIONAL ASSOCIATION,

                                   as Agent



                                   MORTGAGE

                                     (FEE)



                        Dated:  As of February 15, 1996



                                 Location:  1777 East Henrietta Road,
                                            Henrietta, New York


                                 RECORD AND RETURN TO:

                                 Brobeck, Phleger & Harrison LLP
                                 1301 Avenue of the Americas, 30th Floor
                                 New York, New York  10019
                                 Attention:  Robert P. Wessely

                                    MORTGAGE
                                    --------


     THIS MORTGAGE made as of the 15th day of February 1996, between MDT Corporation, a Delaware corporation having an office and place of business c/o MDT Technionic Company, 1777 East Henrietta Road, Henrietta, Monroe County, New York (the "Mortgagor"), and WELLS FARGO BANK, a national banking association having an office at 111 West Ocean Boulevard, Suite 300, Long Beach, California 90802, as agent under the below-defined Credit Agreement ("Mortgagee"). As used herein, the "Credit Agreement" shall mean that certain Credit Agreement, dated as of August 20, 1993, as amended by that certain Amendment to Credit Agreement, dated as of August 1, 1995, and that certain Amendment to Credit Agreement, dated as of even date herewith (as so amended, and as it may otherwise be amended, restated, supplemented, renewed, extended, or modified from time to time), among Mortgagee, certain financial institutions named therein as "Banks", Mortgagor, and certain affiliates of Mortgagor.


                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS the Mortgagor is the owner of a fee estate in the premises described in Exhibit A attached hereto (the "Premises");

          NOW THEREFORE, to secure the payment of an indebtedness in the principal sum of Six Million and no/100 Dollars ($6,000,000.00), lawful money of the United States of America, to be paid with interest in accordance with the Notes (as defined below) (said indebtedness, interest and all other sums which may or shall become due hereunder being hereinafter collectively referred to as the "Debt"), and to secure the performance of all other obligations arising under or in connection with (i) that certain Amended and Restated Promissory Note (the "Wells Fargo Note"), dated as of August 1, 1995, in the original principal amount of Seven Million Eight Hundred Thousand Dollars ($7,800,000), executed by Mortgagor and payable to Wells Fargo Bank, National Association or its order, (ii) that certain Amended and Restated Promissory Note (the "Chemical Note"), dated as of August 1, 1995, in the original principal amount of Four Million Two Hundred Thousand Dollars ($4,200,000), executed by Mortgagor and payable to Chemical Bank or its order; and (iii) any other promissory note hereafter designated as a "Term Loan Note" under the Credit Agreement (the Wells Fargo Note, the Chemical Note, and such other Term Loan Notes, in each case as it may be amended, restated, supplemented, renewed, extended, or modified from time to time, are referred to herein, collectively, as the "Notes"), the Mortgagor has mortgaged, given, granted, bargained, sold, aliened, enfeoffed, conveyed, confirmed and assigned, and by these presents does mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm and assign unto the Mortgagee forever all right, title and interest of the Mortgagor now owned, or hereafter acquired, in and to the following property, rights and interests (such property, rights and interests being hereinafter collectively referred to as the "Mortgaged Property"):

          (a)  the Premises;

          (b) all buildings and improvements now or hereafter located on the Premises (the "Improvements");

          (c) all easements, rights-of-way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights titles, interests, privileges, liberties, tenements, hereditaments, and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Mortgaged Property (including, without limitation, any and all development rights, air rights or similar or comparable rights of any nature whatsoever now or hereafter appurtenant to the Premises or now or hereafter transferred to the Premises) and all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Premises to the center line thereof;

          (d) all machinery, apparatus, equipment, fittings and other fixtures now or hereafter located upon or in, or attached to, any portion of the Mortgaged Property, or appurtenances thereto, and used or usable in connection with the present or future operation and occupancy of the Mortgaged Property, and all additions thereto and renewals and replacements thereof, and all substitutions therefor now owned or hereafter acquired by the Mortgagor, or in which the Mortgagor has or shall have an interest (collectively, the "Equipment"), and the right, title and interest of the Mortgagor in and to any of the Equipment which may be subject to any security agreements (as defined in the Uniform Commercial Code of the State of New York (the "Uniform Commercial Code") superior in lien to the lien of this Mortgage, and all proceeds and products of any of the above;

          (e) all awards or payments, including interest thereon, and the right to receive and apply the same to the payment of the Debt, which may be made with respect to the Mortgaged Property, whether from the exercise of the right of eminent domain (including any transfer made in lieu of the exercise of said right), or for any other injury to or decrease in the value of the Mortgaged Property;

          (f) all leases and other agreements affecting the use or occupancy of the Mortgaged Property now or hereafter entered into (the "Leases") and the right to receive and apply the rents, issues and profits of the Mortgaged Property (the "Rents") to the payment of the Debt;

          (g) all proceeds of any insurance policies covering any of the Mortgaged Property, including, without limitation, the right to receive and apply the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Mortgaged Property; and

          (h) the right, in the name and on behalf of the Mortgagor, to appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to commence any action or proceeding to protect the interest of the Mortgagee in the Mortgaged Property.

          TO HAVE AND TO HOLD the above granted and described Mortgaged Property unto and to the proper use and benefit of the Mortgagee, and the successors and assigns of the Mortgagee, forever.

          AND the Mortgagor covenants and agrees with an represents and warrants to the Mortgagee as follows:


                             ARTICLE I - COLLATERAL

          1.  Payment of Debt.  The Mortgagor will pay the Debt at the time and
              ---------------
in the manner provided for its payment in the Credit Agreement, the Notes and in this Mortgage.

          2.  Warranty of Title; Other Representations and Warranties.
              -------------------------------------------- ----------

              (a) Except as disclosed on Schedule I(2)(a) hereto, the Mortgagor warrants the title to the Premises, the Improvements, the Equipment and the balance of the Mortgaged Property.

              (b) The Mortgagor also represents and warrants that: (i) the Mortgagor is now, and after giving effect to this Mortgage, will be in a solvent condition, (ii) the execution and delivery of this Mortgage by the Mortgagor does not constitute a fraudulent conveyance, within the meaning of Title 11 of the United States Code as now constituted or under any other applicable statute,
(iii) no bankruptcy or insolvency proceedings are pending or contemplated by or against the Mortgagor, and (iv) there are no existing, pending or, to the best knowledge of Mortgagor, threatened actions or proceedings which are reasonably expected to materially adversely affect the Mortgaged Property except for possible negligence actions or proceedings which are fully covered by insurance.

              (c) The Mortgagor additionally represents and warrants that: (i) it has full corporate power and authority to execute this Mortgage, and to mortgage, give, grant, bargain, sell, alien, enfeoff, convey, confirm and assign the Mortgaged Property pursuant to the terms hereof and to keep and observe all of the terms of this Mortgage on the Mortgagor's part to be performed, and (ii) the Mortgagor is a duly organized and presently existing corporation and the execution and delivery of this Mortgage has been duly authorized by all necessary corporate action on behalf of the Mortgagor.

          3.  Insurance.
              ---------

              (a) The Mortgagor, at its expense, (i) will keep the Improvements and the Equipment insured with extended coverage against loss or damage by fire, vandalism, malicious mischief and such other hazards as the Mortgagee shall from time to time require, in amounts approved by the Mortgagee, which amounts shall in no event be less than one hundred percent (100%) of the full insurable value of the Improvements and the Equipment and shall be sufficient to meet all applicable co-insurance requirements, and (ii) will maintain rental and business interruption insurance and such other forms of insurance coverage with respect to the Mortgaged Property as the Mortgagee shall from time to time require in amounts approved by the Mortgagee. If any portion of the Premises is located in a Federally designated special flood hazard area, in addition to the other policies of insurance required under this paragraph (the "Policies"), a flood insurance policy shall be delivered by the Mortgagor to the Mortgagee. If no portion of the Premises is located in a Federally designated "special flood hazard area", such fact shall be substantiated by a certificate in form satisfactory to the Mortgagee from a licensed surveyor, appraiser or professional engineer or other qualified person satisfactory to the Mortgagee in accordance with applicable regulations.

              (b) The Mortgagor shall at all times comply with and shall cause the Improvements and Equipment and the use, occupancy, operation, maintenance, alteration, repair and restoration thereof to comply with the terms, conditions, stipulations and requirements of the Policies. All Policies shall be issued by insurers having a minimum policy holders rating of "A1" per the latest rating publication of Property and Casualty Insurers by A.M. Best Company and who are lawfully doing business in New York and are otherwise acceptable in all respects to the Mortgagee. All Policies shall, with respect to the Premises and the Improvements, contain the standard New York mortgagee non-contribution clause endorsement or an equivalent endorsement and, with respect to the Equipment, contain a lender's loss payable clause endorsement or an equivalent endorsement, all naming the Mortgagee as the person to which all payments made by the insurer thereunder shall be paid and otherwise in form and substance satisfactory in all respects to the Mortgagee. Blanket insurance policies shall not be acceptable for the purposes of this paragraph unless otherwise approved to the contrary by the Mortgagee. The Mortgagor shall pay the premiums for the Policies as the same become due and payable. At the request of the Mortgagee, the Mortgagor will deliver the Policies to the Mortgagee. Not later than thirty
(30) days prior to the expiration date of each of the Policies, the Mortgagor will deliver to the Mortgagee a renewal policy or policies marked "premium paid" or accompanied by other evidence of payment of premium satisfactory to the Mortgagee. If at any time the Mortgagee is not in receipt of written evidence that all insurance required hereunder is in full force and effect, the Mortgagee shall have the right, but not the obligation, without notice to the Mortgagor, to take such action as the Mortgagee deems necessary to protect its interest in the Mortgaged Property, including, without limitation, the obtaining of such insurance coverage as the Mortgagee in its sole discretion deems appropriate, and all expenses incurred by the Mortgagee in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by the Mortgagor to the Mortgagee upon demand and until paid shall be secured by this Mortgage in accordance with Paragraph 7 of Article II hereof.

              (c) If the Mortgaged Property shall be damaged or destroyed, in whole or in part, by fire or other property hazard or casualty, the Mortgagor shall give prompt notice thereof to the Mortgagee. Proceeds paid to the Mortgagee by any insurer may be retained and applied by the Mortgagee toward payment of the Debt, whether or not then due and payable, in such order, priority and proportions as the Mortgagee in its discretion shall deem proper or, at the discretion of the Mortgagee, the same may be paid, either in whole or in part, to the Mortgagor for such purposes as the Mortgagee shall reasonably designate.

              (d) Notwithstanding the foregoing, in the event such proceeds with respect to any particular insured loss are less than $1,500,000 and the Mortgagee determines, reasonably and in good faith, that there has been no material impairment of the prosect of repayment of any portion of the Debt or any material impairment of the value of the Mortgagee's security interests in the collateral securing the Debt, the Mortgagee shall deliver such proceeds to the Mortgagor, for the purpose of repair or restoration of the damaged property or, at the request of the Mortgagor, shall apply such proceeds to the repayment of the Term Loan Notes. In the event such proceeds with respect to any particular insured loss are equal to or greater than $1,500,000, the Mortgagee, in its reasonable judgment, may elect to either apply such proceeds on account of any portion of the Debt (initially with respect to the Term Loan Notes then outstanding and, thereafter, to the Revolving Loans (as defined in the Credit

Agreement) then outstanding) or deliver all or a portion of such proceeds to the Mortgagor for the purpose of repair or restoration of the damaged property.

              (e) If the Mortgagee shall receive and retain such insurance proceeds, the lien of this Mortgage shall be reduced only by the amount thereof received and retained by the Mortgagee and actually applied by the Mortgagee in reduction of the debt. The Mortgagee shall not be obligated to see to the proper application of insurance money paid over to the Mortgagor, and if the Mortgagee receives and retains any insurance proceeds, the lien of this Mortgage shall be affected only by a reduction of the amount of said lien by the amount of such insurance money so received and retained by the Mortgagee. Nevertheless, if prior to the receipt by the Mortgagee of any insurance proceeds, the Premises shall have been sold on foreclosure of this Mortgage, as between the Mortgagor and the Mortgagee, the Mortgagee shall have the right to receive said insurance proceeds, and the Mortgagor shall pay over to the Mortgagee said insurance proceeds as, if and when the Mortgagor receives same, to the extent of (i) any deficiency found to be due upon such sale, with legal interest thereon, whether or not a deficiency judgment on this Mortgage shall have been sought or recovered, and (ii) of the attorney's fees, costs and disbursements incurred by the Mortgagee in connection with the collection of such insurance proceeds. All remaining right, title and interest of the Mortgagor in and to all policies of insurance required by this Paragraph 3 shall inure to the benefit of and pass to the successor in-interest to the Mortgagor or the purchaser or grantee of the Mortgaged Property. The Mortgagor hereby appoints the Mortgagee its attorney-in-fact to endorse any checks, drafts or other instruments representing any proceeds of such insurance, whether payable by reason of loss thereunder or otherwise. The provisions of subsection 4 of Section 254 of the Real Property Law of New York covering the insurance of buildings against loss by fire shall not apply to this Mortgage.

          4.  Payment of Taxes, etc.  The Mortgagor shall pay all taxes,
              ---------------------
assessments, water rates, sewer rents and other charges, including vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Premises, now or hereafter levied or assessed against the Mortgaged Property by any public or quasi-public authority or utility company (collectively, the "Taxes") prior to the date upon which any fine, penalty, interest or cost may be added thereto or imposed by law for the nonpayment thereof, and, in default thereof, the Mortgagee may, in its sole discretion, but shall not be obligated to, pay same (all such payments to be secured hereby in accordance with Paragraph 7 of Article II hereof), and the Mortgagor shall reimburse the Mortgagee promptly following demand for such expenditures.

          5.  Escrow Fund. After an Event of Default has occurred, and during
              -----------
the continuation thereof, the Mortgagor will, at the option of and following written notice by the Mortgagee, pay to the Mortgagee on the first day of each calendar month one-twelfth of an amount (the "Escrow Fund") which would be sufficient to pay, on the first day of the month preceding the month in which they become due, the Taxes and the premiums on all Policies (the "Premiums") payable, or estimated by the Mortgagee to be payable, during the ensuing twelve
(12) months. The Mortgagee will apply the Escrow Fund to the payment of Taxes and the Premiums which are required to be paid by the Mortgagor pursuant to the provisions of this Mortgage. If the amount of the Escrow Fund shall exceed the amount of the Taxes and the Premiums payable by the Mortgagor pursuant to the provisions of this Mortgage, the Mortgagee shall, in its discretion, (i) return any excess to the Mortgagor, or (ii) credit such excess against future payments to be made to the Escrow Fund. In allocating such excess, the Mortgagee may deal with the person shown on the records of the Mortgagee to be the owner of the Mortgaged Property. If the amount being deposited on a monthly basis into the Escrow Fund is not sufficient to pay the Taxes and/or the Premiums, as the same become payable, the Mortgagor shall pay to the Mortgagee, upon request, an amount which the Mortgagee shall estimate as sufficient to make up the deficiency. Until expended or applied as above provided, any amounts in the Escrow Fund shall be held in a security account and shall constitute additional security for the Debt and shall not bear interest except to the extent and in the amount required by law.

          6.  Condemnation.  Notwithstanding any taking by any public or quasi-
              ------------
public authority through eminent domain or otherwise, the Mortgagor shall continue to pay the Debt at the time and in the manner provided for its payment in the Notes and this Mortgage and the Debt shall not be reduced until any award or payment therefore shall have been actually received and applied by the Mortgagee to the discharge of the Debt. If an Event of Default has occurred or is then continuing, or if the Mortgagee otherwise has reasonably determined that its security is or may be impaired, then the Mortgagee may apply the entire amount of any such award or payment to the discharge of the Debt whether or not then due and payable in such order, priority and proportions as the Mortgagee in its discretion shall deem proper. If an Event of Default is not then continuing, or if the Mortgagee's security is not then impaired, then such award or proceeds shall be released to Mortgagor upon such conditions as the Mortgagee reasonably may impose. The Mortgagee shall not be obligated to see to the proper application of any award or payment paid over to the Mortgagor, and if the Mortgagee receives such award or payment, the lien of this Mortgage shall be affected only by a reduction of the amount of said lien by the amount of such award or payment so received by the Mortgagee. If the Mortgaged Property is sold, through foreclosure or otherwise, prior to the receipt by the Mortgagee of such award or payment, the Mortgagee shall have the right, whether or not a deficiency judgment on the Notes shall have been sought, recovered or denied, to receive such award or payment, or a portion thereof sufficient to pay the Debt, whichever is less, and the Mortgagor shall pay over to the Mortgagee said award or payment as, if and when the Mortgagor receives same, to the extent of any deficiency judgment found to be done upon such sale, with interest thereon, whether or not a deficiency judgment on this Mortgage shall have been sought or recovered or denied, and of the attorney's fees, costs and disbursements incurred by the Mortgagee in connection with the collection of such award or payment. It is the express intent and agreement of the parties that in the event of any such taking, the Mortgagee shall receive interest at the rate set forth in the Notes (the "Note Rate") up to and including the date of actual payment in full of the Debt, provided that the rate set forth in the Notes is higher than the statutory rate, and the Mortgagor (or any assignee or successor in interest thereof) shall therefore be responsible to pay to the Mortgagee an amount equal to the entire difference between the amount of interest received by the Mortgagee from the condemning authority (or to which the Mortgagee is entitled under the condemnation interest statute) and the Note Rate from the date of vesting of title in such condemnation to the date of actual payment, except where the statutory rate on the condemnation award is higher than the Note Rate, in which event, the Mortgagee shall be entitled to the statutory rate. The Mortgagor shall file and prosecute its claim or claims for any such award or payment in good faith and with due diligence and cause the same to be collected and paid over to the Mortgagee. The Mortgagor hereby irrevocably authorizes and empowers the Mortgagee, in the name of the Mortgagor or otherwise, to collect and receipt for any such award or payment and to file and prosecute such claim or claims. Although it is hereby expressly agreed that the same shall not be necessary in any event, the Mortgagor shall, upon demand of the Mortgagee, make, execute and deliver any and all assignments and other instruments sufficient for the purpose of assigning any such award or payment to the Mortgagee, free and clear of any encumbrances of any kind or nature whatsoever.

          7.  Leases and Rents.  Subject to the terms of this paragraph, the
              ----------------
Mortgagee waives the right to enter the Mortgaged Property for the purpose of collecting the Rents, and grants the Mortgagor the right to collect the Rents and to let the Mortgaged Property or any part thereof. The Mortgagor shall hold the Rents in trust for use in payment of the Debt. The right of the Mortgagor to collect the Rents and to let the Mortgaged Property or any part thereof may be revoked by the Mortgagee upon and during the continuance of any Event of Default by the Mortgagor under the terms of the Notes or this Mortgage and for the duration thereof, the Mortgagee may let the Mortgaged Property or any part thereof and may retain and apply the Rents toward payment of the Debt in such order, priority and proportions as the Mortgagee, in its reasonable discretion, shall deem proper, or toward the operation, maintenance and repair of the Mortgaged Property, and irrespective of whether the Mortgagee shall have commenced a foreclosure of this Mortgage or shall have applied or arranged for the appointment of a receiver. The Mortgagee shall give to the Mortgagor notice of such revocation of the right to let and collect the Rents within a reasonable time thereafter. The Mortgagor shall not, without the consent of the Mortgagee, make, or suffer to be made, any Leases or modify any Leases or cancel any Leases or accept prepayments of installments of the Rents for a period of more than one (1) month in advance or further assign the whole or any part of the Rents. The Mortgagee shall have all of the rights against tenants of the Mortgaged Property as set forth in Section 291-f of the Real Property Law of New York. The Mortgagor shall (i) fulfill or perform each and every provision of the Leases on the part of the Mortgagor to be fulfilled or performed, (ii) promptly send copies of all notices of default which the Mortgagor shall send or receive under the Leases to the Mortgagee, and
(iii) enforce, short of termination of the Leases, the performance or observance of the provisions thereof by the tenants thereunder. Nothing contained in this paragraph shall be construed as imposing on the mortgagee any of the obligations of the lessor under the Leases.

          8.   Transfer or Encumbrance of the Mortgaged Property.  Except as may
               -------------------------------------------------
be permitted in the Credit Agreement, no part of the Mortgaged Property nor any interest of any nature whatsoever therein, nor any interest of any nature whatsoever in the Mortgagor (whether partnership, stock, equity, beneficial, membership, profit, loss or otherwise) shall in any manner be further encumbered, sold, transferred, assigned or conveyed, or permitted to be further encumbered, sold, transferred, assigned or conveyed without the prior written consent of the Mortgagee, which consent in any and all circumstances may be withheld in the sole and absolute discretion of the Mortgagee. The provisions of the foregoing sentence of this paragraph shall apply to each and every such further encumbrance, sale, transfer, assignment or conveyance, regardless of whether or not the Mortgagee has consented to, or waived by its action or inaction its rights hereunder with respect to, any such previous further encumbrance, sale, transfer, assignment or conveyance, and irrespective of whether such further encumbrance, sale, transfer, assignment or conveyance is voluntary, by reason of operation of law or is otherwise made.

          9.  Maintenance of the Mortgaged Property; Compliance with Laws,
              ------------------------------------------------- ----------
Regulations, Covenants and Easements.
- - ------------------------------------

          (a) The Mortgagor shall cause the Mortgaged Property to be maintained in good condition and repair and, to the extent of any renovations that are made by the Mortgagor, the same shall be made in compliance with the requirements of all governmental authorities having jurisdiction over the Mortgaged Property. The Mortgagor will not commit or suffer to be committed any waste of the Mortgaged Property. The Improvements and the Equipment shall not be removed, demolished or materially altered (except for normal replacement of the Equipment in the ordinary course of the Mortgagor's business), without the consent of the Mortgagee, which consent shall not be unreasonably withheld. The Mortgagor shall promptly repair, replace or rebuild any part of the Mortgaged Property which may be damaged or destroyed by fire or other property hazard or casualty (including any fire or other property hazard or casualty for which insurance was not obtained or obtainable) or which may be affected by any taking by any public or quasi-public authority through eminent domain or otherwise, and shall complete and pay for, within a reasonable time, any structure at any time in the process of construction or repair on the Premises.

              (b) The Mortgagor represents and warrants that, except to the extent set forth on Schedule I(9)(b) hereto, the Mortgaged Property is currently and in all material respects in compliance with, and the Mortgagor shall in the future promptly comply in all material respects with, all existing and future governmental laws, orders, ordinances, rules and regulations affecting the Mortgaged Property, or any portion thereof or the use thereof, including specifically, but not by way of limitation, all provisions of the Americans with Disabilities Act. The Mortgagor shall comply in all material respects with the requirements of all, and shall not materially modify, amend or terminate any, easements and restrictive covenants which from time to time materially affect the whole or any portion of the Mortgaged Property. The Mortgagor shall also comply in all material respects with the requirements of, and to the extent reasonably within the Mortgagor's control, maintain, preserve, enforce and renew, all rights of way, easements, grants, privileges, licenses, franchises and restrictive covenants which from time to time benefit or pertain in any material respect to the whole or any portion of the Mortgaged Property, and the Mortgagor shall not materially modify, amend or terminate, or surrender any of its rights under, any of such rights of way, easements, grants, privileges, licenses, franchises or restrictive covenants. The Mortgagor will not, without obtaining the prior written consent of the Mortgagee, initiate, join in or consent to any new private restrictive covenant, zoning ordinance, or other public or private restrictions, limiting or affecting the uses which may be made of the Mortgaged Property or any part thereof. Except as may be done in the ordinary course of the Mortgagor's business, the Mortgagor will not materially alter the use of the Mortgaged Property without the prior written consent of the Mortgagee.

          10. Environmental Provisions.
              ------------------------

              (a) For the purposes of this paragraph, the term "Hazardous Material" shall mean any material or substance that, whether by its nature or use, is now or hereafter defined as a hazardous waste, hazardous substance, pollutant or contaminant under any Environmental Requirement (as defined in paragraph (b) below), or which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous or which is or contains petroleum, gasoline, diesel fuel or another petroleum hydrocarbon product.

              (b) The Mortgagor hereby represents and warrants to the Mortgagee that, except as disclosed to and acknowledged by the Mortgagee in writing prior to the date hereof: (i) during the period of the Mortgagor's ownership or possession of the Premises, there has been no use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or hazardous substance (as said terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, any other applicable state or Federal environmental laws, and any rules or regulations, all as adopted or as may be adopted pursuant to any of the foregoing) (collectively, "Environmental Requirements") by any person from, on, under or about the Premises; and (ii) the Mortgagor has no knowledge of, nor any reason to believe that there has been (a) any use, generation, manufacture, storage, treatment, disposal, release or threatened release of any hazardous waste or hazardous substance by any prior owners or occupants of the Premises, or (b) any actual or threatened litigation or claims of any kind by any person relating to such matters. The Mortgagor agrees to indemnify and hold the Mortgagee harmless from and against any and all claims, losses, liabilities, damages, penalties and expenses of any kind or character, including reasonable attorneys' fees, which the Mortgagee may directly or indirectly sustain of suffer as a result of any breach of this Section 10, or as a consequence of any use, generation, manufacture, storage, treatment, disposal, release or threatened release occurring prior to the Mortgagor's ownership of any interest in the Premises, whether or not the same was or should have been known to the Mortgagor.

              (c) The Mortgagor shall comply, and shall cause all tenants or other occupants of the Mortgaged Property to comply, in all respects with all Environmental Requirements, and will not generate, store, handle, process, dispose of or otherwise use, and will not permit any tenant or other occupant of the Mortgaged Property to generate, store, handle, process, dispose of or otherwise use, Hazardous Materials at, in, on, or about the Mortgaged Property in a manner that could lead or potentially lead to the imposition on the Mortgagor, the Mortgagee or the Mortgaged Property of any liability or lien of any nature whatsoever under any Environmental Requirement. The Mortgagor shall notify the Mortgagee promptly in the event of any spill or other release of any Hazardous Material at, in, on, under or about the Mortgaged Property which is required to be reported to any governmental authority under any Environmental

Requirement, will promptly forward to the Mortgagee copies of any notices received by the Mortgagor relating to alleged violations of any Environmental Requirement and will promptly pay when due any fine or assessment against the Mortgagee, the Mortgagor or the Mortgaged Property relating to any Environmental Requirement. If at any time it is determined that the operation or use of the Mortgaged Property violates any applicable Environmental Requirement or that there are Hazardous Materials located at, in, on, under or about the Mortgaged Property that violate any applicable Environmental Requirement or that there are Hazardous Materials located at, in, on, under or about the Mortgaged Property which, under any Environmental Requirement, require special handling in collection, storage, treatment or disposal, or any other form of cleanup or corrective action, the Mortgagor shall, within thirty (30) days after receipt of notice thereof from any governmental authority or from the Mortgagee, take, at the Mortgagor's sole cost and expense, such actions as may be necessary to fully comply in all respects with all Environmental Requirements, provided, however, that if such compliance cannot reasonably be completed within such thirty (30) day period, the Mortgagor shall commence such necessary action within such thirty (30) day period and shall thereafter diligently and expeditiously proceed to fully comply in all respects and in a timely fashion with all Environmental Requirements.

              (d) If the Mortgagor fails to timely take, or to diligently and expeditiously proceed to complete in a timely fashion, any such action described in clause (c) above, the Mortgagee may, in its sole and absolute discretion, make advances or payments toward the performance or satisfaction the same, but shall in no event be under any obligation to do so. All sums so advanced or paid by the Mortgagee (including, without limitation, counsel and consultant fees and expenses, and fines or other penalty payments) and all sums advanced or paid in connection with any judicial or administrative investigation or proceeding relating thereto, will immediately, upon demand, become due and payable from the Mortgagor and shall bear interest at the Default Rate from the date any such sums are so advanced or paid by the Mortgagee until the date any such sums are paid by the Mortgagor to the Mortgagee. The Mortgagor will execute and deliver, promptly upon request, such instruments as the Mortgagee may deem useful or necessary to permit the Mortgagee to take any such action, and such additional notes and mortgages, as the Mortgagee may require to secure all sums so advanced or paid by the Mortgagee. If a lien is filed against the Mortgaged Property by any governmental authority resulting from the need to expend or the actual expending of monies arising from an action or omission, whether intentional or unintentional, of the Mortgagor or for which the Mortgagor is responsible, resulting in the releasing, spilling, leaking, leaching, pumping, emitting, pouring, emptying or dumping of any Hazardous Material into the waters or onto land located within or without the State where the Mortgaged Property is located, then the Mortgagor will, within thirty (30) days from the date that the Mortgagor is first given notice that such lien has been placed against the Mortgaged Property (or within such shorter period of time as may be specified by the Mortgagee if such governmental authority has commenced steps to cause the Mortgaged Property to be sold pursuant to such lien), either (a) pay the claim and remove the lien, or (b) furnish a cash deposit, bond, or such other security with respect thereto as is satisfactory in all respects to the Mortgagee and is sufficient to effect a complete discharge of such lien on the Mortgaged Property.

              (e) The Mortgagee may, at its option, at intervals of not less than one year, or more frequently if the Mortgagee reasonably believes that a Hazardous Material or other environmental condition violates or threatens to violate any Environmental Requirement, cause an environmental audit of the Mortgaged Property or portions thereof to be conducted to confirm the Mortgagor's compliance with the provisions of this paragraph, and the Mortgagor shall cooperate in all reasonable ways with the Mortgagee in connection with any such audit. The Mortgagor shall bear all costs and expenses incurred in connection with such audit.

              (f) If this Mortgage is foreclosed, or if the Mortgaged Property is sold pursuant to the provisions of this Mortgage, or if the Mortgagor tenders a deed or assignment in lieu of foreclosure or sale, the Mortgagor shall deliver the Mortgaged Property to the purchaser at foreclosure or sale or to the mortgagee, its nominee, or wholly-owned subsidiary, as the case may be, in a condition that complies in all respects with all Environmental Requirements. The Mortgagor will defend, indemnify, and hold harmless the Mortgagee, its employees, agents, officers, and directors, from and against any and all claims, demands, penalties, causes of action, fines, liabilities, settlements, damages, costs, or expenses of whatever kind or nature, known or unknown, foreseen or unforeseen, contingent or otherwise (including, without limitation, counsel and consultant fees and expenses, investigation and laboratory fees and expenses, court costs, and litigation expenses) arising out of, or in any way related to,
(i) any breach by the Mortgagor of any of the provisions of this paragraph, (ii) the presence, disposal, spillage, discharge, emission, leakage, release, or threatened release of any Hazardous Material which is at, in, on, under, about, from or affecting the Mortgaged Property, including, without limitation, any damage or injury resulting from any such Hazardous Material to or affecting the Mortgaged Property or the soil, water, air, vegetation, buildings, personal property, persons or animals located on the Mortgaged Property or on any other property or otherwise, (iii) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any such Hazardous Material, (iv) any lawsuit brought or threatened, settlement reached, or order or directive of or by any governmental authority relating to such Hazardous

Material, or (v) any violation of any Environmental Requirement or any policy or requirement of the Mortgagee hereunder. The aforesaid indemnification shall, notwithstanding any exculpatory or other provision of any other document or instrument now or hereafter executed and delivered in connection with the loan evidenced by the Notes and secured by this Mortgage, constitute the personal recourse undertakings, obligations and liabilities of the Mortgagor.

              (g) The obligations and liabilities of the Mortgagor under this paragraph 10 shall survive and continue in full force and effect and shall not be terminated, discharged or released, in whole or in part, irrespective of whether the Debt has been paid in full and irrespective of any foreclosure of this Mortgage, sale of the Mortgaged Property pursuant to the provisions of this Mortgage or acceptance by the Mortgagee, its nominee or wholly-owned subsidiary of a deed or assignment in lieu of foreclosure or sale and irrespective of any other fact or circumstance of any nature whatsoever.

          11. Performance of Other Agreements.  The Mortgagor shall observe and
              -------------------------------
perform each and every term to be observed or performed by the Mortgagor pursuant to the terms of any agreement or recorded instrument affecting or pertaining to the Mortgaged Property.

          12. Other Security for the Debt.  The Mortgagor shall observe and
              ---------------------------
perform all of the terms, covenants and provisions contained in the Notes and in all other mortgages and other instruments or documents evidencing, securing or guaranteeing payment of the Debt, in whole or in part, or otherwise executed and delivered in connection with the Notes, this Mortgage or the loans evidenced and secured thereby or hereby.

          13. Right of Entry.  The Mortgagee and its agents shall have the
              --------------
right to enter and inspect the Mortgaged Property at all reasonable times.

          14. New York Trust Fund.  Pursuant to Section 13 of the Lien Law of
              -------------------
New York, the Mortgagor shall receive the advances secured hereby and shall hold the right to receive the advances secured hereby as a trust fund to be applied first for the purpose of paying the cost of any improvement and shall apply such advances first to the payment of the cost of any such improvement on the Mortgaged Property before using any part of the total of the same for any other purpose.

                      ARTICLE II - DEFAULTS AND REMEDIES

          1. Events of Default.  The Debt shall become due at the option of the
             -----------------
Mortgagee upon the occurrence of any one or more of the following events (each of which is hereby deemed and referred to as an "Event of Default"):

               (a) if the Mortgagor or any Guarantor (as defined in subparagraph
          (d) below) or other person shall be in default under the Notes, under the Credit Agreement, or under any other mortgage, instrument or document evidencing, securing or guaranteeing payment of the Debt, in whole or in part, or otherwise executed and delivered in connection with the Notes, this Mortgage or the loans evidenced and secured thereby or hereby (in each case, however, after the expiration of any applicable cure period set forth herein or therein);

               (b) if any Federal tax lien is filed against the Mortgagor or the Mortgaged Property and the same is not discharged of record or contested in good faith (as determined by the Mortgagee in its sole discretion), within sixty (60) days after the same is filed;

               (c) if on application of the Mortgagee two or more fire insurance companies lawfully doing business in the State of New York refuse to issue Policies;

               (d) if any representation or warranty of the Mortgagor, or of any person (a "Guarantor") guaranteeing payment of the Debt or any portion thereof, or of operating expenses of the Mortgaged Property or performance by the Mortgagor of any of the terms of this Mortgage made herein or in any such guaranty (a "Guaranty"), or in any certificate, report, financial statement or other instrument furnished in connection with the making of the Notes, or this Mortgage or any such Guaranty shall prove false or misleading in any material respect;

               (e) if the Mortgagor or any Guarantor (each of whom is hereinafter in this subparagraph referred to as an "Obligor") shall commence any case, proceeding or other action relating to it in bankruptcy or seeking reorganization, liquidation, dissolution, winding-up, arrangement, composition or readjustment of its debts, or for any other relief, under bankruptcy, insolvency, reorganization, liquidation, dissolution, winding-up, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or if an Obligor shall apply for a receiver, custodian or trustee of it or for all or a substantial part of its property; or it an Obligor shall make an assignment for the benefit of creditors; or if an obligor shall be unable to, or shall admit in writing the inability to pay its debts generally as they become due; or if an Obligor shall take any action indicating its consent to, approval of, acquiescence in, or in furtherance of, any of the foregoing; or if any case, proceeding or other action against an Obligor shall be commenced in bankruptcy or seeking reorganization, liquidation, dissolution, winding up, arrangement, composition or readjustment of its debts, or any other relief, under any bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement, composition, readjustment of debt or other similar act or law of any jurisdiction, domestic or foreign, now or hereafter existing; or if a warrant of attachment, execution or distraint, or similar process, shall be issued against any substantial part of the property of an Obligor and such condition shall continue for a period of sixty (60) days undismissed, undischarged or unbonded;

               (f) if the Mortgagor or any Guarantor shall be in default (after the expiration of any applicable grace period) under any mortgage or deed of trust covering any part of the Mortgaged Property whether superior or inferior in lien to this Mortgage, and including, without limitation, any such mortgage or deed of trust now or hereafter held by the Mortgagee; or

               (g) if the Mortgagor shall continue to be in default under any of the other terms, covenants or conditions of this Mortgage for five (5) days after notice from the Mortgagee in the case of any default which can be cured by the payment of a sum of money or for thirty (30) days after notice from the Mortgagee in the case of any other default, recognizing that the cure periods set forth in this subparagraph shall not be in addition to those provided in the Credit Agreement, the Notes or elsewhere in this Mortgage.

          2.   Appointment of Receiver.  The holder of this Mortgage, in any
               -----------------------
action to foreclose it, shall be entitled to the appointment of a receiver. In addition, upon the actual or threatened waste to any part of the Mortgaged Property or upon the occurrence of any default hereunder, the holder of this Mortgage shall be at liberty, without notice, to apply for the appointment of a receiver of the Rents, and shall be entitled to the appointment of such receiver as a matter of right, without regard to the value of the Mortgaged Property as security for the Debt, or the solvency or insolvency of any person then liable for the payment of the Debt.

          3.   Sale of Mortgaged Property.  If this Mortgage is foreclosed,
               --------------------------
the Mortgaged Property, or any interest therein, may, at the discretion of the Mortgagee, be sold in one or more parcels or in several interests or portions and in any order or manner.

          4.   Security Agreement.  This Mortgage constitutes both a real
               ------------------
property mortgage and a "security agreement," within the meaning of the Uniform Commercial Code, and the Mortgaged Property includes both real and personal property and all other rights and interests, whether tangible or intangible in nature, of the Mortgagor in the Mortgaged Property. The Mortgagor by executing and delivering this Mortgage has granted to the Mortgagee, as security for the Debt, a security interest in the Equipment. If the Mortgagor shall default under the Notes or this Mortgage, the Mortgagee, in addition to any other rights and remedies which it may have, shall have and may exercise immediately and without demand, any and all rights and remedies granted to a secured party upon default under the Uniform Commercial Code, including, without limiting the generality of the foregoing, the right to take possession of the Equipment or any part thereof, and to take such other measures as the Mortgagee may deem necessary for the care, protection and preservation of the Equipment. Upon request or reasonable demand of the Mortgagee, the Mortgagor shall at its expense assemble the Equipment and make it available to the Mortgagee at the Premises or at such other mutually convenient place acceptable to the Mortgagee. The Mortgagor shall pay to the Mortgagee promptly following written demand any and all expenses, including legal expenses and attorneys' fees, incurred or paid by the Mortgagee in protecting its interest in the Equipment and in enforcing its rights hereunder with respect to the Equipment. Any notice of sale, disposition or other intended action by the Mortgagee with respect to the Equipment sent to the Mortgagor in accordance with the provisions of this Mortgage at least seven (7) days prior to the date of any such sale, disposition or other action, shall constitute reasonable notice to the Mortgagor, and the method of sale or disposition or other intended action set forth or specified in such notice shall conclusively be deemed to be commercially reasonable within the meaning of the Uniform Commercial Code unless objected to in writing by the Mortgagor within five (5) days after receipt by the Mortgagor of such notice. The proceeds of any sale or disposition of the Equipment, or any part thereof, may be applied by the Mortgagee to the payment of the Debt in such order, priority and proportions as the Mortgagee in its reasonable discretion shall deem proper.

          5.   Recovery of Sums Required To Be Paid.  The Mortgagee shall have
               ------------------------------------
the right from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of the Mortgagee thereafter to bring an action of foreclosure, or any other action, for a default or defaults by the Mortgagor existing at the time such earlier action was commenced.

          6.   Actions and Proceedings.  The Mortgagee shall have the right to
               -----------------------
appear in and defend any action or proceeding brought with respect to the Mortgaged Property and to bring any action or proceeding, in the name and on behalf of the Mortgagor, which the Mortgagee, in its discretion, feels should be brought to protect the Mortgagee's interest in the Mortgaged Property.

          7.   Right to Cure Defaults.  Upon the occurrence or any default
               ----------------------
hereunder, the Mortgagee may, at its discretion, remedy the same and for such purpose shall have the right to enter upon the Mortgaged Property or any portion thereof without thereby becoming liable to the Mortgagor or any person in possession thereof holding under or claiming under or through the Mortgagor, it being understood and agreed that nothing contained in this Mortgage shall in any manner obligate the Mortgagee to remedy any default or appear in, defend, or bring any action or proceeding to protect the Mortgagee's interest in the Mortgaged Property or to foreclose this Mortgage or collect the Debt, the costs and expenses thereof (including attorney's fees to the extent permitted by law), with interest as provided in this paragraph, shall be paid by the Mortgagor to the Mortgagee upon demand. All such costs and expenses incurred by the Mortgagee in remedying such default or in appearing in, defending, or bringing any such action or proceeding shall be paid by the Mortgagor to the Mortgagee promptly following written demand, with interest at a rate per annum (calculated for the actual number of days elapsed on the basis of a 360-day year) equal to the default rate of interest set forth in Section 3.2 of the Credit Agreement (the "Default Rate"), provided, however, that the Default Rate shall in no event exceed the maximum interest rate which the Mortgagor may by law pay, for the period from the date of notice from the Mortgagee that such costs or expenses were incurred to the date of payment thereof to the Mortgagee. The term "Prime Rate" shall mean such rate of interest as is publicly announced by the Mortgagee at its principal office from time to time as its prime rate. To the extent any of the aforementioned costs or expenses paid by the Mortgagee after default by the Mortgagor shall constitute payment of (i) taxes, charges or assessments which may be imposed by law upon the Mortgaged Property, (ii) Premiums, (iii) expenses incurred in upholding the lien of this Mortgage, including, but not limited to, the costs and expenses of any litigation to collect the indebtedness secured by this Mortgage or to prosecute, defend, protect or preserve the rights and the lien created by this Mortgage, or (iv) any amount, cost or charge to which the Mortgagee becomes subrogated, upon payment, whether under recognized principles of law or equity, or under express statutory authority; then, and in each such event, such costs, expenses and amounts, together with interest thereon at the Default Rate, shall be added to the indebtedness secured by this Mortgage and shall be secured by this Mortgage.

          8.   Late Payment Charge.  If any payment under the Notes or this
               -------------------
Mortgage is not paid within ten (10) days after the date on which it is due, the Mortgagor shall pay to the Mortgagee upon demand, in addition to any interest, if any, payable pursuant to Paragraph 7 above, an amount equal to 5% of such unpaid installment as a late payment charge.

          9.   Sole Discretion of Mortgagee.  Except as may otherwise be
               ----------------------------
expressly provided to the contrary, wherever pursuant to the Notes, this Mortgage or any other document or instrument now or hereafter executed and delivered in connection therewith or otherwise with respect to the loans secured hereby, the Mortgagee exercises any right given to it to consent or not consent, or to approve or disapprove, or any arrangement or term is to be satisfactory to the Mortgagee, the decision of the Mortgagee to consent or not consent, or to approve or disapprove, or to decide that arrangements or terms are satisfactory or not satisfactory, shall be in the sole and absolute discretion of the Mortgagee and shall be final and conclusive.

          10.  Non-Waiver.  The failure of the Mortgagee to insist upon strict
               ----------
performance of any term of this Mortgage shall not be deemed to be a waiver of any term of this Mortgage. No delay or omission by the Mortgagee to exercise any right, power or remedy accruing under this Mortgage shall be construed to be a waiver of any default or acquiescence therein. A waiver in one or more instances, and at the particular time or times only, and no such waiver shall be deemed a continuing waiver, but every term, covenant, provision or condition establishing such right, power or remedy shall survive and continue to remain in full force and effect. The Mortgagor shall not be relieved of the Mortgagor's obligation to pay the Debt at the time and in the manner provided for its payment in the Notes and this Mortgage by reason of: (i) failure of the Mortgagee to comply with any request of the Mortgagor to take any action to foreclose this Mortgage or otherwise enforce any of the provisions hereof or of the Notes or any other mortgage, instrument or document evidencing, securing or guaranteeing payment of the Debt or any portion thereof, (ii) the release, regardless of consideration, of the whole or any part of the Mortgaged Property or any other security for the Debt, or (iii) any agreement or stipulation between the Mortgagee and any subsequent owner or owners of the Mortgaged Property or other person extending the time of payment or otherwise modifying or supplementing the terms of the Notes, this Mortgage or any other mortgage, instrument or document evidencing, securing or guaranteeing payment of the Debt or any portion thereof, without first having obtained the consent of the Mortgagor, and in the latter event, the Mortgagor shall continue to be obligated to pay the Debt at the time and in the manner provided in the Notes and this Mortgage, as so extended, modified and supplemented, unless expressly released and discharged from such obligation by the Mortgagee in writing. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien, encumbrance, right, title or interest in the Mortgaged Property, the Mortgagee may release any person at any time liable for the payment of the Debt or any portion thereof or any part of the security held for the Debt and may extend the time of payment or otherwise modify the terms of the Notes or this Mortgage, including, without limitation, a modification of the interest rate payable on the principal balance of the Notes, without in any manner impairing or affecting this Mortgage or the lien hereof or the priority of this Mortgage, as so extended and modified, as security for the Debt over any such subordinate lien, encumbrance, right, title or interest. The Mortgagee may resort for the payment of the Debt to any other security held by the Mortgagee in such order and manner as the Mortgagee, in its discretion, may elect. The Mortgagee may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of the Mortgagee thereafter to foreclose this Mortgage. The Mortgagee shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every additional right and remedy now or hereafter afforded by law or equity. The rights of the Mortgagee under this Mortgage shall be separate, distinct and cumulative and none shall be given effect to the exclusion of the others. No act of the Mortgagee shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.

          11.  Absolute and Unconditional Obligation.  The Mortgagor
               -------------------------------------
acknowledges that the Mortgagor's obligation to pay the Debt in accordance with the provisions of the Notes and this Mortgage is and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever which might otherwise constitute a defense to the Notes or this Mortgage or the obligation of the Mortgagor thereunder to pay the Debt or the obligations of any other person relating to the Notes or this Mortgage or the obligations of the Mortgagor under the Notes or this Mortgage or otherwise with respect to the loans secured hereby, and the Mortgagor absolutely, unconditionally and irrevocably waives any and all right to assert any setoff, counterclaim or crossclaim of any nature whatsoever with respect to the obligation of the Mortgagor to pay the Debt in accordance with the provisions of the Notes and this Mortgage or the obligations of any other person relating to the Notes or this Mortgage or obligations of the Mortgagor under the Notes or this Mortgage or otherwise with respect to the loans secured hereby in any action or proceeding brought by the Mortgagee to collect the Debt, or any portion thereof, or to enforce, foreclose and realize upon the lien and security interest created by this Mortgage or any other document or instrument securing repayment of the Debt, in whole or in part (provided, however, that the foregoing shall not be deemed a waiver of the Mortgagor's right to assert any compulsory counterclaim maintained in a court of the United States, or of the State of New York if such counterclaim is compelled under local law or rule of procedure, nor shall the foregoing be deemed a waiver of the Mortgagor's right to assert any claim which would constitute a defense, setoff, counterclaim or crossclaim of any nature whatsoever against the Mortgagee in any separate action or proceeding).

          12.  Offsets, Counterclaims and Defenses.  Any assignee of this
               -----------------------------------
Mortgage and the Notes shall take the same free and clear of all offsets, counterclaims or defenses of any nature whatsoever which the Mortgagor may have against any assignor of this Mortgage and the Notes, and no such offset, counterclaim or defense shall be interposed or asserted by the Mortgagor in any action or proceeding brought by any such assignee upon this Mortgage or the Notes and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by the Mortgagor.

          13./1/ Waiver of Statutory Rights.  The Mortgagor shall not and
                 --------------------------
will not apply for or avail itself of any appraisement, valuation, stay, extension or exemption laws, or any so-called "Moratorium Laws," now existing or hereafter enacted, in order to prevent or hinder the enforcement or foreclosure of this Mortgage, but hereby waives the benefit of such laws to the full extent that the Mortgagor may do so under applicable law. The Mortgagor for itself and all who may claim through or under it waives any and all right to have the property and estates comprising the Mortgaged Property marshalled upon any foreclosure of the lien of this Mortgage and agrees that any court having jurisdiction to foreclose such lien may order the Mortgaged Property sold as an entirety. The Mortgagor hereby waives for itself and all who may claim through or under it, and to the full extent Mortgagor may do so under applicable law, any and all rights of redemption from sale under any order or decree of foreclosure of this Mortgage or granted under any statute now existing or hereafter enacted.

          14./1/ Waiver of Trial by Jury.  The Mortgagor hereby irrevocably
                 -----------------------
and unconditionally waives, and the Mortgagee by its acceptance of the Notes and this Mortgage irrevocably and unconditionally waives, any and all rights to trial by jury in at any action, suit or counterclaim arising in connection with, out of or otherwise relating to the Notes, this Mortgage or any other document or instrument heretofore, now or hereafter executed and/or delivered in connection therewith, the loans secured by this Mortgage or in any way related to this transaction or otherwise with respect to the Mortgaged Property.


                          ARTICLE III - MISCELLANEOUS

          1.   Notice.  Any notice, request, demand, statement, authorization,
               ------
approval or consent made hereunder shall be in writing and shall be sent by Federal Express, or other reputable courier service, or by postage prepaid registered or certified mail, return receipt requested, and shall be deemed given when


_______________

/1/ THESE PARAGRAPHS TO REMAIN IN BOLD PRINT AND TO BE INITIALLED BY THE MORTGAGOR.

received or refused (as indicated on the receipt) and addressed as follows:

     If to the Mortgagor:

          MDT Corporation
          1009 Slater Road
          Suite 200
          Morrisville, North Carolina 27560

          Attention: Mr. Thomas Hein
          Fax No.: (919) 941-9755

     With a copy to:

          O'Melveny & Myers
          400 South Hope Street
          Los Angeles, California 90071

          Attention: C. James Levin, Esq.
                     Jack B. Hicks, Esq.
          Fax No.: (213) 669-6407


     If to the Mortgagee:

          Wells Fargo Bank, N.A.
          111 Sutter Street
          17th Floor
          (MAC # 0188-176)
          San Francisco, California  94104

          Attention:  Mr. P. Steve Dobel
          Fax No.: (415) 398-7572

     With a copy to:

          Brobeck, Phleger & Harrison, LLP
          1301 Avenue of the Americas
          30th Floor
          New York, New York 10019

          Attention: Robert P. Wessely, Esq.
          Fax No.: (212) 586-7878

it being understood and agreed that each party will use reasonable efforts to send copies of any notices to the addresses marked "With a copy to" hereinabove set forth; provided, however, that failure to deliver such copy or copies shall have no consequence whatsoever to the effectiveness of any notice made to the Mortgagor or the Mortgagee. Notice shall be deemed given by telecopy to the numbers hereinabove set forth when confirmation of receipt is received by the sender, provided the original of such telecopy is delivered by the close of business of the next business day to the party to whom such telecopy was sent. Each party may designate a change of address by notice given, as herein provided, to the other party, at least fifteen (15) days prior to the date such change of address is to become effective.

          2.   Waiver of Notice.  The Mortgagor shall not be entitled to any
               ----------------
notice of any nature whatsoever from the Mortgagee except with respect to matters for which this Mortgage specifically and expressly provides for the giving of notice by the Mortgagee to the Mortgagor, and the Mortgagor hereby expressly waives the right to receive any notice from the Mortgagee with respect to any matter for which this Mortgage does not specifically and expressly provide for the giving of notice by the Mortgagee to the Mortgagor.

          3.   Estoppel Certificates.  The Mortgagor, within ten (10) days after
               ---------------------
request by the Mortgagee and at the Mortgagor's expense, will furnish the Mortgagee with a statement, duly acknowledged and certified, setting forth the amount of the Debt and the offsets or defenses thereto, if any.

          4.   Changes in Laws Regarding Taxation.  In the event of the passage
               ----------------------------------
after the date of this Mortgage of any law of the State of New York deducting from the value of real property for the purpose of taxation any lien or encumbrance thereon or changing in any way the laws for the taxation of mortgages or debts secured by mortgages for state or local purposes or the manner of the collection of any such taxes, and imposing a tax, either directly or indirectly, on this Mortgage, the Notes or the Debt, the Mortgagor shall, if permitted by law, pay any tax imposed as a result of any such law within the statutory period or within fifteen (15) days after demand by the Mortgagee, whichever is less, provided, however, that if, in the opinion of the attorneys for the Mortgagee, the Mortgagor is not permitted by law to pay such taxes, the Mortgagee shall have the right, at its option, to declare the Debt due and payable on a date specified in a prior notice to the Mortgagor of not less than thirty (30) days.

          5.   No Credits on Account of the Debt.  The Mortgagor will not claim
               ---------------------------------
or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes assessed against the Mortgaged Property or any part thereof and no deduction shall otherwise be made or claimed from the taxable value of the Mortgaged Property, or any part thereof, by reason of this Mortgage or the Debt.

          6.   Documentary Stamps.  If at any time the United States of America,
               ------------------
any State thereof, or any governmental subdivision of any such state, shall require revenue or other stamps to be affixed to the Notes or this Mortgage, the Mortgagor will, upon demand, pay for the same, with interest and penalties thereon, if any.

          7.   Filing of Mortgage.  The Mortgagor forthwith upon the execution
               ------------------
and delivery of this Mortgage and thereafter, from time to time, will cause this Mortgage and any extension, modification, renewal or replacement hereof, and any security instrument creating a lien or evidencing the lien hereof upon the Mortgaged Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present of future law in order to publish notice of and fully to protect, preserve and perfect the lien hereof upon, and the interest of the Mortgagee in, the Mortgaged Property. The Mortgagor will pay all title insurance fees and charges, all filing, registration and recording fees, and all expenses incident to the preparation, execution and acknowledgment of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property, and any instrument of further assurance, and all Federal, State, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Mortgage, any mortgage supplemental hereto, any security instrument with respect to the Mortgaged Property or any instrument of further assurance. The Mortgagor shall hold harmless and indemnify the Mortgagee, its successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Mortgage.

          8.   Further Acts, etc.  The Mortgagor will, at the cost of the
               ------------------
Mortgagor, and without expense to the Mortgagee, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignments, transfers and assurances as the Mortgagee shall, from time to time, require for the better assuring, conveying, assigning, transferring and confirming unto the Mortgagee the property and rights hereby mortgaged or intended now or hereafter so to be, or which the Mortgagor may be or may hereafter become bound to convey or assign to the Mortgagee, or for carrying out the intention or facilitating the performance of the terms of this Mortgage or for filing, registering or recording this Mortgage and, on demand, will execute and deliver and hereby authorizes the Mortgagee to execute in the name of the Mortgagor to the extent the Mortgagee may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence more effectively the lien hereof upon the Mortgaged Property.

          9.   Usury Laws.  This Mortgage and the Notes are subject to the
               ----------
express condition that at no time shall the Mortgagor be obligated or required to pay interest on the principal balance due under the Notes at a rate which could subject the holder of the Notes to either civil or criminal liability as a result of being in excess of the maximum interest rate which the Mortgagor is permitted by law to contract or agree to pay. If, by the terms of this Mortgage or the Notes, the Mortgagor is at any time required or obligated to pay interest on the principal balance due under the Notes at a rate in excess of such maximum rate, the rate of interest under the Notes shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate and all prior interest payments in excess of such maximum rate shall be applied and shall be deemed to have been payments in reduction of the principal balance of the Notes.

          10.  Brokerage.  The Mortgagor covenants and agrees that no brokerage
               ---------
commission or other fee, commission or compensation is to be paid by the Mortgagee and the Mortgagor agrees to indemnify the Mortgagee against any claims for any of the same.

          11.  Indemnity.  Anything in this Mortgage or the other Loan Documents
               ---------
to the contrary notwithstanding, the Mortgagor shall indemnify and hold the Mortgagee harmless and defend the Mortgagee at the Mortgagor's sole cost and expense against any loss or liability, cost or expense (including, without limitation, reasonable attorneys' fees and disbursements of the Mortgagee's counsel, whether in-house staff, retained firms or otherwise), and all claims, actions, procedures and suits arising out of or in connection with (i) any ongoing matters arising out of the transaction contemplated hereby, the Debt, this Mortgage, the Notes or any other document or instrument now or hereafter executed and/or delivered in connection with the Debt (the "Loan Documents") including, but not limited to, all costs of reappraisal of the Mortgaged Property or any part thereof, whether required by law, regulation, the Mortgagee or any governmental or quasi-governmental authority, (ii) any amendment to, or restructuring of, the Debt and this Mortgage, the Notes or any of the other Loan Documents, and (iii) any and all lawful action that may be taken by the Mortgagee in connection with the enforcement of the provisions of this Mortgage or the Notes or any of the other Loan Documents, whether or not suit is filed in connection with the same, or in connection with the Mortgagor, any Guarantor and/or any partner, joint venturer or shareholder thereof becoming a party to a voluntary or involuntary Federal or state bankruptcy, insolvency, or similar proceeding. All sums expended by the Mortgagee shall be deemed additional principal of the Debt and secured hereby and shall bear interest at the Default Rate. The obligations of the Mortgagor under this paragraph shall, notwithstanding any exculpatory or other provisions of any nature whatsoever set forth in the Loan Documents, constitute the personal recourse undertakings, obligations and liabilities of the Mortgagor.

          12.  No Oral Change.  This Mortgage may only be modified, amended or
               --------------
changed by an agreement in writing signed by the Mortgagor and the Mortgagee, and may only be released, discharged or satisfied of record by an agreement in writing signed by the Mortgagee. No waiver of any term, covenant or provision of this Mortgage shall be effective unless given in writing by the Mortgagee and if so given by the Mortgagee shall only be effective in the specific instance in which given. The Mortgagor acknowledges that the Notes, this Mortgage and the other documents and instruments executed and delivered in connection therewith or otherwise in connection with the loans secured hereby set forth the entire agreement and understanding of the Mortgagor and the Mortgagee with respect to the loans secured hereby and that no oral or other agreement, understanding, representation or warranty exists with respect to the loans secured hereby other than those set forth in the Notes, this Mortgage and such other executed and delivered documents and instruments.

          13.  Enforceability.  This Mortgage was negotiated in the State of New
               --------------
York, which State the parties agree has a substantial relationship to the parties and to the underlying transaction embodied hereby, and in all respects, including, without limiting the generality of the foregoing, matters of construction, validity and performance, this Mortgage and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts made and performed in such State and any applicable laws of the United States of America, it being understood that, to the fullest extent permitted by the law of such State, the law of the State of New York shall govern the validity and enforceability of this Mortgage, and the obligations arising hereunder, the parties hereto recognizing that the Credit Agreement and the Notes are governed by, and construed in accordance with, the laws of the State of California. Whenever possible, each provision of this Mortgage shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Mortgage shall be unenforceable or prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such unenforceability, prohibition or invalidity, without invalidating the remaining provisions of this Mortgage.

          14.  Relationship.  The relationship of the Mortgagee to the Mortgagor
               ------------
hereunder is strictly and solely that of lender and borrower and mortgagor and mortgagee and nothing contained in the Notes, this Mortgage or any other document or instrument now or hereafter executed and delivered in connection therewith or otherwise in connection with the loans secured hereby is intended to create, or shall in any event or under any circumstance be construed as creating, a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between the Mortgagee and the Mortgagor other than as lender and borrower and mortgagor and mortgagee.

          15.  Liability.  If the Mortgagor consists of more than one person,
               ---------
the obligations and liabilities of each such person hereunder shall be joint and several.

          16.  Certain Definitions.  Unless the context clearly indicates a
               -------------------
contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word "Mortgagor" shall mean each the mortgagor and any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein; the word "Mortgagee" shall mean the Mortgagee or any subsequent holder of the Notes; the word "Notes" shall mean the Notes, any amendment, extension, modification, restatement or replacement of either of the Notes or any other evidence of indebtedness secured by this Mortgage; the word "Guarantor" shall mean each person guaranteeing payment of the Debt or any portion thereof or performance by the Mortgagor of any of the terms of this Mortgage and their respective heirs, executors, administrators, legal representatives, successors and assigns; the word "person" shall include an individual, corporation, limited liability company, partnership, trust, unincorporated association, government, governmental authority, or other entity; the words "Mortgaged Property" shall include any portion of the Mortgaged Property or interest therein; and the word "Debt" shall mean all sums secured by this Mortgage; and the word "default" shall mean the occurrence of any default by the mortgagor or other person in the observance or performance of any of the terms, covenants or provisions of the Notes or this Mortgage on the part of the Mortgagor or such other person to be observed or performed without regard to whether such default constitutes or would constitute upon notice or lapse of time, or both, an Event of Default under this Mortgage. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

          17.  Headings, etc.  The headings and captions of various paragraphs
               -------------
of this Mortgage are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

          18.  Duplicate Originals.  This Mortgage may be executed in any number
               -------------------
of duplicate originals, and each such duplicate original shall be deemed to constitute but one and the same instrument.

          19.  Non-Residential Property.  This Mortgage does not cover real
               ------------------------
property principally improved by one or more structures containing in the aggregate six (6) or less residential dwelling units having their own separate cooking facilities.

          20.  Reasonableness.  If at any time the Mortgagor believes that the
               --------------
Mortgagee has not acted reasonably in granting or withholding any approval or consent under the Notes, this Mortgage or any other document or instrument now or hereafter executed and delivered in connection therewith or otherwise with respect to the loans secured hereby, as to which approval or consent either the Mortgagee has expressly agreed to act reasonably, or absent such agreement, a court of law having jurisdiction over the subject matter would require the Mortgagee to act reasonably, then the Mortgagor's sole remedy shall be to seek injunctive relief or specific performance and no action for monetary damages or punitive damages shall in any event or under any circumstances be maintained by the Mortgagor against the Mortgagee.

          21.  Construction.  In the event of any direct conflict between the
               ------------
provisions of this Mortgage and the provisions of the Notes or of the Credit Agreement, the provisions of the Notes and of the Credit Agreement shall govern. In the event that the context of the conflicting provisions would require additional obligations under the Mortgage that do not directly conflict with the intentions of the applicable provisions of the Notes or Credit Agreement, the parties shall in good faith attempt to resolve such conflicts and comply with such obligations.

          IN WITNESS WHEREOF, the Mortgagor has duly executed this Mortgage as of the day and year first above written.

                                       MDT CORPORATION


                                       By:  /s/ Thomas Hein
                                            -----------------------------
                                            Name:   Thomas Hein
                                            Title:  V. P. Finance & Treasurer

                            Corporate Acknowledgment
                            ------------------------


STATE OF NORTH CAROLINA)
                       ) SS.:
COUNTY OF WAKE         )



          On the 26th day of March, 1996, before me personally came Thomas M. Hein, to me known, who, being by me duly sworn, did depose and say that he resides at Cary, North Carolina; that he is Chief Financial Officer of MDT Corporation, the corporation described in and which executed the above instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.



                                                 Emogene Dominick
                                   -----------------------------------------
                                                   Notary Public


                                               [My Commission Expires 9/13/2000]

           Attorney-in-Fact Acknowledgment - Corporate, without Seal
           ---------------------------------------------------------

STATE OF            )
               :    SS.:
COUNTY OF           )


          On the _______ day of _______, 1996 before me personally came ______________________, to me known, who, being by me duly sworn, did depose and say that he resides at ______________________________________; that he is the
Attorney-in-Fact duly appointed of MDT Corporation, the corporation described in and which executed the above instrument; and that he signed his name thereto by authority of the Board of Directors of said corporation.




                                       _________________________________________
                                                   Notary Public

                                   EXHIBIT A

                           (Description of Premises)

                                   EXHIBIT A
                                   ---------


Attached is the legal description of the Henrietta, New York real property.

                                                  Title No.: 905-M-28,879
                                                  N/A #69392                   5


                                  SCHEDULE A

ALL THAT TRACT OR PARCEL OF LAND, situate in the Town of Henrietta, Monroe County, New York, being parts of Lots five and six in the Third Range of Lots, Township twelve, Range seven, bounded and described as follows:

BEGINNING at a point in the centerline of East Henrietta Road distant southerly three hundred ten and 20/100 feet from the intersection of the center line of East Henrietta Road with the center line of Jefferson Road; thence

1. Northwesterly and forming an interior angle with the center line of East Henrietta Road of one hundred forty-two degrees and fifty-two minutes thirty seconds a distance of two hundred twenty-one and 34/100 feet to a point; thence,

2. Westerly and forming an interior angle with the last course of one hundred twenty-seven degrees thirty-one minutes thirty seconds a distance of six hundred fifty-four and 65/100 feet to a point; thence,

3. Continuing westerly and deflecting to the right fourteen degrees fifty-one minutes thirty seconds a distance of four hundred forty-six and 60/100 feet to a point; thence,

4. Southwesterly and forming an interior angle with the last course of one hundred twelve degrees, thirty-seven minutes thirty seconds a distance of one thousand one hundred feet to a point; thence,

5. Easterly and forming an interior angle with the last course of seventy degrees twenty-two minutes a distance of one thousand four hundred ninety-seven and 6/100 feet to a point; thence,

                             SCHEDULE A CONTINUED

                                                    Title No.:  905-M-28,879
                                                    N/A  #69392              8

                            SCHEDULE A CONTINUED

PARCEL NO. 23
- - -------------

BEGINNING at a point in the existing westerly highway boundary line of East Henrietta-Rochester State Highway 494 at its intersection with the division line between the property of Southern Oil Company of New York, Inc. (reputed owner) on the south and the property of Sybron Corporation (reputed owner) on the north, said intersection being southeasterly 34.11 feet measured at right angles from station 262+54.89 of the hereinafter described survey base line for the Construction of Genesee Expressway (East Henrietta-Rochester State Highway 494 to Thruway); thence S 72/o/ 32' 17" W, 166.71 feet along the above mentioned division line to a point, said point being northwesterly 49.34 feet measured at right angles from base line station 264+07.44; thence N 28/o/ 33' 09" E, 205.60 feet to a point, said point being northwesterly 97.30 feet measured at right angles from base line station 261+95.96; thence N 16/o/ 57' 58" W, 234.82 feet to a point, said point being northwesterly 296.12 feet measured at right angles from base line station 261+71.02; thence N 73/o/ 02' 02" E 20.00 feet to a point in the above mentioned highway boundary line, said point being northwesterly
285.47 feet measured at right angles from base line station 260+54.28; thence S 16/o/ 57' 58" E, 377.44 feet along said highway boundary line to the point of beginning.

PARCEL NO. 55
- - -------------

BEGINNING at a point in the existing westerly highway boundary line of East Henrietta-Rochester State Highway 494, said point being northwesterly 592.56 feet measured at right angles from station 258+61.10 of the hereinafter described survey base line for the Construction of Genesee Expressway (East Henrietta-Rochester State Highway 494 to Thruway):

                             SCHEDULE A CONTINUED

                                                    Title No.: 905-M-28,879
                                                    N/A  #69392              9

                             SCHEDULE A CONTINUED

thence S 16/o/ 57' 58" E 362.69 feet along the above mentioned highway boundary line to a point, said point being northwesterly 285.47 feet measured at right angles from base line station 260+54.28; thence S 73/o/ 02' 02" W 20.00 feet to a point; said point being northwesterly 296.12 feet measured at right angles from base line station 260+71.02; thence N 16/o/ 57' 58" W 388.97 feet to a point in the above mentioned highway boundary line, said point being northwesterly 625.46 feet measured at right angles from base line station 258+64.08; thence S 54/o/ 17' 12" E, 33.04 feet continuing along said highway boundary line to the point of beginning.

The above mentioned base lines for Parcels 22, 23 and 55 is a portion of the survey base line for the Construction of Genesee Expressway (East Henrietta-Rochester State Highway No. 494 to Thruway) as shown on a map and plan on file in the office of the State Department of Transportation and described as follows:

BEGINNING at B-8 P.I. Station 251+67.28; thence S 40/o/ 53' 22" W, 1,214.35 feet to B-11 Station P.I. 263+82.63; thence S 52/o/ 42' 23" W, 827.05 feet to
B-13 Station P.I. 72+09.68.

PARCEL NO. 753
- - --------------

BEGINNING at a point in the existing westerly highway boundary line of East Henrietta-Rochester State Highway 494, said point being northwesterly 296.12 feet measured at right angles from station 260+71.08 of the hereinafter described survey base line for the Construction of Interstate Route 509 (390) Genesee Expressway, Section 13 (East Henrietta-Rochester S.H. 494 to Thruway); thence S 16/o/ 57' 58" E 234.82 feet along said highway boundary line to its intersection with the existing northwesterly highway boundary line of Interstate Route 509 (390) Genesee Expressway, Section 13

                             SCHEDULE A CONTINUED

                                                    Title No.:  905-M-28,879
                                                    N/A  #69392              10

                             SCHEDULE A CONTINUED

(East Henrietta-Rochester S.H. 494 to Thruway) said intersection being northwesterly 97.30 feet measured at right angles from baseline station 261+95.96; thence S 28/o/ 33' 09" W 39.02 feet along the last mentioned highway boundary line to a point, said point being northwesterly 88.96 feet measured at right angles from base line station 262+34.08; thence through the property of Sybron Corporation (reputed owner) the following three (3) courses and distances:

1.   N 01/o/ 01' 21" W 65.01 feet to a point, said point being northwesterly
     132.40 feet measured at right angles from baseline station 261+85.77;
     thence

2.   N 16/o/ 57' 58" W 199.64 feet to a point, said point being northwesterly
     301.44 feet measured at right angles from base line station 260+79.55;
     thence

3.   N 73/o/ 02' 02" E 10.0 feet to the point of beginning.

PARCEL NO. 754
- - --------------

BEGINNING at a point in the existing highway boundary line of East Henrietta-Rochester State Highway 494, said point being northwesterly 296.12 feet measured at right angles from station 260+71.08 of the hereinafter described survey base line for the Construction of Interstate Route 509 (390) Genesee Expressway,
Section 13 (East Henrietta-Rochester S.H. 494 to Thruway); thence through the property of Sybron Corporation (reputed owner) to the following (3) courses and distances:

1.   S 73/o/ 02' 02" W, 10.0 feet to a point, said point being northwesterly
     301.44 feet measured at right angles from baseline station 260+9.55;
     thence

                             SCHEDULE A CONTINUED

                                                    Title No.:  905-M-28,879
                                                    N/A  #69392              6

                            SCHEDULE A CONTINUED

6. Northeasterly and forming an interior angle with the last course of one hundred nine degrees thirty-three minutes forty-five seconds a distance of four hundred forty-five feet to a point; thence

7. Easterly deflecting to the right fifty-one degrees thirty-five minutes thirty-five seconds a distance of one hundred ninety-five and 98/100 feet to a point in the center line of East Henrietta Road; thence,

8. Northerly along the center line of East Henrietta Road and forming an interior angle with the last course of ninety degrees thirty-five minutes forty seconds a distance of six hundred eighty-four and 80/100 feet to the place of beginning.

EXCEPTING

I. All that certain property appropriated by the State of New York on November 20, 1969, shown and described on Map No. 13R-2, Parcel Nos. 22, 23, and 55, filed in the Office of the State Department of Transportation and in the Office of the County Clerk for Monroe County; and

II. All that certain property appropriated by the State of New York on April 18, 1978, shown and described on Map No. 719, Parcel Nos. 753 and 754, filed in the Office of the Department of Transportation and in the Office of the County Clerk for Monroe County; and

     Such parcels being described as follows:

                             SCHEDULE A CONTINUED

                                                 Title No.:  905-M-28,879
                                                 N/A #69392                  7



                             SCHEDULE A CONTINUED

PARCEL NO. 22
- - -------------

BEGINNING at a point in the existing division line between the property of The People of the State of York, on the east and the property of Sybron Corporation (reputed owner) on the west, at its intersection with the division line between the property of James D. Andrews, Ruth Jane Andrews, Mary Ruth Andrews Sweeting and John Bruce Andrews (reputed owners) on the south, and property of Sybron Corporation (reputed owner) on the north, said intersection being southeasterly
185.03 feet measured at right angles from station 267+85.96 of the hereinafter described survey base line for Construction of Genesee Expressway (East Henrietta - Rochester, State Highway 494 to Thruway); thence N 88/o/ 16' 45" W
452.78 feet to a point; said point being the northwesterly 100.00 feet measured at right angles from base line station 271+37.75; thence N 58/0/ 11' 15" E,
565.34 feet to a point, said point being northwesterly 46.00 feet measured at right angles from base line station 265+'5.00; thence N 51" 33' 46" E 167.60 feet to a point in the division line between the property of Southern Oil Company of New York, Inc. (reputed owner) on the east, and the property of Sybron Corporation (reputed owner) on the west, said point being northwesterly 4934 feet measured at right angles from base line station 264+07.44; thence S 20/0/ 56' 31" W, 445.20 feet along the last mentioned division line and the above mentioned division line between the property of The People of the State of New York, on the east and the property of James D. Andrews, Ruth Jane Andrews, Mary Ruth Andrews Sweeting and John Bruce Andrews (reputed owners) on the west, to the point of beginning.

                             SCHEDULE A CONTINUED

                                                 Title No:  905-M-28,879
                                                 N/A  #69392                 8

                             SCHEDULE A CONTINUED

PARCEL NO. 23
- - -------------

BEGINNING at a point in the existing westerly highway boundary line of East Henrietta-Rochester State Highway 494 at its intersection with the division line between the property of Southern Oil Company of New York, Inc. (reputed owner) on the south and the property of Sybron Corporation (reputed owner) on the north, said intersection being southeasterly 34.11 feet measured at right angles from station 262+54.89 of the hereinafter described survey base line for the Construction of Genesee Expressway (East Henrietta-Rochester State Highway 494 to Thruway); thence S 72/o/ 32' 17" W, 166.71 feet along the above mentioned division line to a point, said point being northwesterly 49.34 feet measured at right angles from base line station 264+07.44; thence N 28/0/ 33' 09" E, 205.60 feet to a point, said point being northwesterly 97.30 feet measured at right angles from base line station 261+95.96; thence N 16/o/ 57' 58" W, 234.82 feet to a point, said point being northwesterly 296.12 feet measured at right angles from base line station 261+71.02; thence N 73/o/ 02' 02" E 20.00 feet to a point in the above mentioned highway boundary line, said point being northwesterly
285.47 feet measured at right angles from base line station 260+54.28; thence S 16/o/ 57' 58" E, 377.44 feet along said highway boundary line to the point of beginning.

PARCEL NO. 55
- - -------------

BEGINNING at a point in the existing westerly highway boundary line of East Henrietta-Rochester State Highway 494, said point being northwesterly 592.56 feet measured at right angles from station 258+61.10 of the hereinafter described survey base line for the Construction of Genesee Expressway (East Henrietta-Rochester State Highway 494 to Thruway);


                             SCHEDULE A CONTINUED

                                                 Title No.:  905-M-28,879
                                                 N/A  #69392                 10

                             SCHEDULE A CONTINUED

(East Henrietta-Rochester S.H. 494 to Thruway) said intersection being northwesterly 97.30 feet measured at right angles from baseline station 261+95.96; thence S 28/o/ 33' 09" W 39.02 feet along the last mentioned highway boundary line to a point, said point being northwesterly 88.96 feet measured at right angles from base line station 262+34.08; thence through the property of Sybron Corporation (reputed owner) the following three (3) courses and distances:

1.   N 01/o/ 01' 21" W 65.01 feet to a point, said point being northwesterly
     132.40 feet measured at right angles from baseline station 261+85.77;
     thence

2.   N 16/o/ 57' 58" W 199.64 feet to a point, said point being northwesterly
     301.44 feet measured at right angles from base line station 260+79.55;
     thence

3.   N 73/o/ 02' 02" E 10.0 feet to the point of beginning.

PARCEL NO. 754
- - --------------

BEGINNING at a point in the existing highway boundary line of East Henrietta-Rochester State Highway 494, said point being northwesterly 296.12 feet measured at right angles from station 260+71.08 of the hereinafter described survey base line for the Construction of Interstate Route 509 (390) Genesee Expressway,
Section 13 (East Henrietta-Rochester S.H. 494 to Thruway); thence through the property of Sybron Corporation (reputed owner) to the following (3) courses and distances;

1.   S 73/o/ 02' 02" W, 10.0 feet to a point, said point being northwesterly
     301.44 feet measured at right angles from baseline station 260+9.55; thence

                                                 Title No.:  905-M-28,879
                                                 N/A  #69392                 11

                             SCHEDULE A CONTINUED

                    List of Omitted Schedules and Materials
                    ---------------------------------------

     The following Schedules to the Mortgage have been omitted from this Exhibit and shall be furnished supplementally to the Commission upon request:

     Schedule I(2)(a) -- (Exceptions to Warranty of Title)

     Schedule I(9)(b) -- (Compliance With Law)

     Disclosure of Use of Hazardous Substances Pursuant to Section I(10)(b)

2.   N 16/o/ 57' 58" W, 198.03 feet to a point, said point being northwesterly
     469.11 feet measured at right angles from baseline station 259+74.19;
     thence

3. N 73/o/ 02' 02" E, 10.0 feet to a point in the above mentioned highway boundary line, said point being northwesterly 463.79 feet measured at right angles from baseline Station 259+65.72; thence S 16/o/ 57' 58" E 198.03 feet along said highway boundary line to the point of beginning.

The above mentioned base line for Parcels 753 and 754 is a portion of the survey base line for the Construction of Interstate Route 509 (390) Genesee Expressway,
Section 13, (East Henrietta-Rochester S.H. 494 to Thruway) as shown on a map and plan on file in the Office of the State Department of Transportation and described as follows:

BEGINNING at B-8, Station P.I. 251+67.28; thence S 40/o/ 53' 22" W to B-11, Station P.I. 263+82.63.


               The policy to be issued under this report will insure title to such buildings and improvements erected on the premises which by law constitute real property.

FOR
CONVEYANCE
ONLY

               TOGETHER will all the right, title and interest of the party of the first part, of, in and to the land lying in the street in front of adjoining said premises.